Exhibit 23.1




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Berger Holdings, Ltd. and Subsidiaries


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BERGER HOLDINGS, LTD. (the "Company") of our report dated February 28, 1996, on our audit of the consolidated financial statements and financial statement schedules of the Company and its Subsidiaries as of December 31, 1995 and 1994 and for the three years then ended listed in Item 14(a) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and reference to this firm under the caption "Experts" in such Registration Statement.



                            GOLDENBERG ROSENTHAL FRIEDLANDER, LLP

                            Goldenberg Rosenthal Friedlander, LLP



Philadelphia, Pennsylvania
November 5, 1996